Exhibit 99.1

BOA Acquisition Corp. Announces Pricing of Upsized $200 Million Initial Public Offering

February 23, 2021

WASHINGTON--(BUSINESS WIRE)--BOA Acquisition Corp. (the “Company”), a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today that it has priced its upsized initial public offering of 20,000,000 units at $10.00 per unit. The units will be listed on the New York Stock Exchange and trade under the ticker symbol "BOAS.U" beginning February 24, 2021. Each unit consists of one share of common stock and one-third of one redeemable warrant. Each whole warrant is exercisable to purchase one share of Class A common stock of the Company at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the New York Stock Exchange under the symbols “BOAS” and “BOAS.W” respectively.

BTIG, LLC is acting as sole book running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The Company intends to focus on combining with “PropTech” businesses that provide technological solutions and innovation to the broader real estate industry with an aggregate enterprise value greater than $500 million, as the Company believes that businesses that use digital technologies, services and solutions to streamline the marketplace and disrupt standardized practices provide an attractive opportunity for business combinations. The Company is led by Scott J. Seligman, Chairman; Brian D. Friedman, Chief Executive Officer and Chief Investment Officer; and Benjamin A. Friedman, Chief Financial Officer and Head of Investor Relations.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from: BTIG, LLC, 65 East 55th Street, New York, NY 10022, or by e-mail at equitycapitalmarkets@btig.com.

Registration statements relating to the securities became effective on February 23, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is expected to close on February 26, 2021, subject to customary closing conditions.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company's registration statement filed with the Securities and Exchange Commission (“SEC”) and the preliminary prospectus included therein. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About BOA Acquisition Corp.

BOA Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on businesses that provide technological solutions and innovation to the broader real estate industry.

Contact:

Jason Chudoba, 646-277-1249

Jason.Chudoba@icrinc.com

or

Megan Kivlehan, 646-677-1807

Megan.Kivlehan@icrinc.com

BOA ACQUISITION CORP.